Exhibit 99.1

722 Columbia Avenue

Franklin, Tennessee 37064

For Immediate Release

Contact: Meagan Pratt, (615) 236-8335

Meagan.Pratt@FranklinSynergy.com

Franklin Financial Network, Inc. Announces Dates for First Quarter 2016 Earnings Release and Conference Call

Franklin, Tenn.- April 13, 2016 – Franklin Financial Network, Inc. (NYSE:FSB), the holding company of Franklin Synergy Bank, today announced it will release its first quarter 2016 financial results on Tuesday, April 26, 2016, after the stock market closes. It will also host a live webcast on Wednesday, April 27, at 9:00 a.m. CDT to review its financial results, business outlook for the firm and other matters. The first quarter 2016 earnings release will be available on the Investor Relations page of Franklin Synergy Bank’s website at www.FranklinSynergyBank.com.

To access the call for audio only, please call 1-844-378-6480. For the presentation and streaming audio, please access the webcast on the investor relations page of Franklin Synergy Bank’s website at www.FranklinSynergyBank.com. For those unable to participate in the webcast, it will be archived for one calendar year following the presentation.

Franklin Synergy Bank provides a full range of banking, investment, trust and mortgage products and services designed for businesses and their owners and individuals interested in a comprehensive relationship with their financial institution.

Additional information concerning Franklin Financial Network, Inc., which is included in the NYSE Financial-100 Index, and the FTSE Russell 2000 Index, can be accessed at www.FranklinSynergyBank.com.

About the Company

Franklin Financial Network, Inc. is a financial holding company headquartered in Franklin, Tennessee. The Company’s wholly owned bank subsidiary, Franklin Synergy Bank, a Tennessee-chartered commercial bank founded in November 2007 and a member of the Federal Reserve System, provides a full range of banking and related financial services with a focus on service to small businesses, corporate entities, local governments and individuals. With consolidated total assets of $2.2 billion at December 31, 2015, the Bank currently operates through 12 branches in the demographically attractive and growing Williamson and Rutherford Counties within the Nashville metropolitan statistical area.

Safe Harbor for Forward-Looking Statements

This media release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, but are not limited to, projected sales, gross margin and net income figures, the availability of capital resources, and plans concerning products and market acceptance. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, many of which can not be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial and otherwise, could differ materially from those set forth in or contemplated by the forward-looking statements herein. Future operating results of the corporation are impossible to predict, and no representation or warranty of any kind can be made respecting the present or future accuracy of such forward-looking statements or the ability of the corporation to meet its obligations, and no such representation or warranty is to be inferred.

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